Memorandum of Understanding for IBM to
Launch Tender Offer to Acquire ILOG

Analyst Presentation

Tom Rosamilia, GM, IBM WebSphere
IBM Software Group

Pierre Haren,
Chairman & CEO, ILOG

                                July 28, 2008

Exhibit 99(a)(5)(B)

IBM Software Group - WebSphere

Changing the rules of business

© 2008 IBM Corporation

Announcing ILOG MOU!

Taking BPM Leadership to the next level, and entering new markets!

ILOG expands IBM’s leadership in

BPM enabled by SOA

Combines leading Business Process
Management Enabled by SOA
capabilities with award-winning
Business Rules Management
Software

ILOG opens new opportunities for IBM

Adds unique optimization and
visualization tools

ILOG extends customer value in IBM’s SOA and

Business Optimization strategy

Business rules make companies more flexible
and dynamic.

ILOG’s strengths build upon IBM’s current
capabilities and enhance the ability of business
users to manage business rules

ILOG strengthens IBM’s unmatched partner value

Brings unique skills and expertise in Business
Rules, Optimization and Visualization from over
500 partners to customers around the world

Memorandum of Understanding for IBM to Launch Tender Offer to Acquire ILOG

Following Close:

IBM Software Group - WebSphere

Changing the rules of business

intelligent enterprise EDITORS' CHOICE AWARD 2008

SOFTWARE 500

RED HERRING 100 WINNER SMALL CAP

ZDNet Asia TOP TECH COMPANY 2006/07 Special Award Top average Year-on-year Net Income growth

Ready for IBM SOA Specialty

Smart SOA Simple to Advanced. From IBM

© 2008 IBM Corporation

ILOG Company Overview
Industry Leading, Award Winning, Cutting Edge

Over 850 Employees with headquarters in France and US

Over 3,000 direct customers in over 30 countries make better decisions faster with ILOG technology

Robust ISV/OEM Channel: 500+ OEM partners embed ILOG
BRMS, Optimization and Visualization technologies

Ranked 166 in Software 500 listing

Cape Horn Strategies Sustained Success Honor Roll:

ILOG recognized as among 23 out of 482 public software companies with seven consecutive years of profitable growth.

Listed on NASDAQ & Euronext

IBM Business Partner since 1996

IBM Software Group - WebSphere

Changing the rules of business

Business Rule Management Systems
Managing Business Change
If Loan to Value is greater than 80% THEN request Private Mortgage Insurance
Optimization Suite
Making complex decisions
Minimize Salary Cost
Maximize Shift Assignments
Minimize Allocation Unfairness
Capacity Data
Enterprise Data
Transactional Data
Inventory Data
Resources Data
Diagrams
GANTT
Charts
Maps

© 2008 IBM Corporation

ILOG Products & Technologies
Leading Capabilities in BRMS, Optimization and Visualization

Powerful Business Rule
Management System to
help manage change

Innovative suite of
Optimization tools
with supply chain
management extensions

Visualization tools for
scheduling and tailored
displays

IBM Software Group - WebSphere

IBM

Coors
BREWING COMPANY

Eurobank EFG

Metro

TRAVELERS

© 2008 IBM Corporation

Copyright © 2007 ILOG, All rights reserved.
Strictly confidential.

ILOG Delivers Results!

Reduced transportation costs from fuller vehicles

Increased production and reduced inventory carrying costs

Cross Business Unit Integration

Better response time to business requirements – faster development cycles & process deployment

Reduced labor-based downtime risks through better scheduling

Manages all operational data in real time using ILOG’s advanced graphics

More sophisticated and granular pricing

Benefits from SOA + BRMS: New business quotes are up 65% and new business written premium is 23% higher

BRMS Software: Eurobank –Lending Origination Platform

Optimization Software: Coors Brewing Company – Truck Loading

Optimization and Visualization : Metro de Madrid – Workforce Scheduling

BRMS Software: Traveler’s Insurance – Insurance Underwriting & Pricing

IBM Software Group - WebSphere

WebSphere. software

Ready for IBM. SOA Specialty

Smart SOA Simple to Advanced. From IBM

Power

Tivoli. software

Information Management software

© 2008 IBM Corporation

ILOG Already Benefits IBM

Business Rules

Optimization Tools

Visualization Tools

Global Business Services

Network visualization
capability with Tivoli Netcool

Semiconductor wafer
manufacturing optimization

Business rules capability with IBM
FileNet and InfoSphere Master
Data Management Server

Center for Business Optimization
engagement with ILOG products

GBS Business Consulting

Business rules capability with
WebSphere Process Server

Business rules capability with
WebSphere Application Server

Visualization capabilities in
WebSphere Business Events

IBM Software Group - WebSphere

Analytics
Events
IBM BPM Suite
Service Selection
Policies
BPM Expertise
Rules
Active Content

© 2008 IBM Corporation

IBM is a Recognized Leader in BPM Enabled by SOA
Points of Agility Deliver Extensive Differentiation for BPM

Points of
Agility

Greater Support for
Process Change

Business Process
Modeling & Design

Process
Execution

Business Activity
Monitoring & Analysis

Human Interaction &
Collaboration

IBM BPM Suite

IBM Software Group - WebSphere

Sequential Execution
Inferencing Execution

© 2008 IBM Corporation

8

Business Rules Capabilities for IBM
Strengthening with Industry Leading Tools and Technologies

Post Close and Beyond

Leading rule repository and end-to-end
rule lifecycle management

Full spectrum of definition and
execution methods

Maximum rules reuse – across all BPM
initiatives, SOA initiatives, applications
and modernization efforts

Tight Integration between WebSphere
and ILOG

8

Today

Capabilities to create rule sets and
decision tables to enable process agility

Single integrated UI for business rule and
BPM process solution development

Tightly integrated in WebSphere Dynamic
Process Edition and WebSphere Process
Server

ILOG Extensions with IBM BPM

Business Rules Lifecycle Management

Business Rule Application
Development

Business Rule Application
Deployment and Administration

Business Rule Management

Repository

IBM Software Group - WebSphere

© 2008 IBM Corporation

IBM and ILOG team with PSA Peugeot Citroën

Benefits:

With IBM and ILOG
software solutions, PSA
Peugeot Citroën benefits
from a more transparent
delivery process and
more visibility into its
production constraints.
The Group can more
accurately predict speedy
delivery dates, resulting
in improved service
quality and customer
satisfaction.

Challenge:

PSA Peugeot Citroën needed to provide its
customers and distributors with quick and
reliable delivery dates to improve its quality of
service and level of customer satisfaction.

Solution / Approach:

        PSA Peugeot Citroën utilized a solution comprising
IBM and ILOG software, including:

        IBM WebSphere

        IBM Tivoli and

        ILOG

IBM Software Group - WebSphere

© 2008 IBM Corporation

ILOG Opens IBM to New Opportunities
Optimization and Visualization Offerings Deliver New Value to Customers

Modeling Tools and Engines

Operations research professionals

Software vendors

Value Delivered

Strategic and tactical decision-making

Widely-deployed

More than 1,000 commercial customers

ISV/OEM base with recurring revenue

          Optimization technology is used to
determine the best plan to achieve
business objectives considering scarce
resources, constraints, and preferences.

Optimization

Visualization

Building interactive user interfaces

Diagrams, maps, schedules, charts, editors

Telecom and Defense (C3I) visualization

Value Delivered

Rich Internet Applications and Web 2.0

ILOG Elixir for Adobe Flex Platforms in January

Strong ISV base and recurring revenue

Embedded by IBM, HP, Oracle, others…

IBM Software Group - WebSphere

© 2008 IBM Corporation

Following Close:
                                IBM + ILOG Deliver More Value to Customers

      Provide customers more control over the business rules
that define the interlocking processes they manage

Strengthen successful
portfolios with technologies
and services in areas of
advanced decision control
and business rules.

Provide customers with
extended capabilities for
process optimization and
visualization through a set
of powerful yet easy-to-
use tools

Preserve and protect client
investments in both ILOG and
IBM products with continued
world-class service and support

Deliver leading products on
an end-to-end, extensible,
open standards-based
platform

IBM Software Group - WebSphere

© 2008 IBM Corporation

How Will ILOG Partners Benefit?

Open Doors for New Accounts by working with
IBM’s world-wide Sales and Marketing Team.

Faster Time to Value by integrating with IBM’s
open, standards-based, multiplatform offerings.

Access to Skilled Resources through IBM
Global Services Delivery Team.

Expand Global Reach by leveraging IBM’s
international presence in 170 countries.

World class Partner Organization and
Enablement through IBM PartnerWorld and SOA
Partner Programs.

IBM and ILOG have partnered for Success since 1996

IBM Software Group - WebSphere

WebSphere. software

ILOG
Changing the rules of business

Business Process Management
BPM Expertise

© 2008 IBM Corporation

96 of the Fortune 100 run WebSphere

Award Winning BPMS

Industry Leading SOA and BPM
Capabilities

Industry Knowledge in 17 Industries

15,000 plus partners

100,000 customers

An UNBEATABLE COMBINATION!
IBM + ILOG – A Match Made for Business

Award Winning BRMS

Optimization and Visualization

Ranked 166 in Software 500
listing

500 plus partners

Over 3,000 customers

Delivering Business Value and Return on Investment with
Leading Capabilities in BPM, BRMS, Optimization and Visualization

Memorandum of Understanding for IBM to Launch a Tender Offer to Acquire ILOG

IBM Software Group - WebSphere

© 2008 IBM Corporation

Analyst Relations Contacts

Sara Peck

Program Director, IBM WebSphere

sarap@us.ibm.com

Debbie Cass

IBM WebSphere Analyst Relations

dcass@ca.ibm.com

Susan Peters

ILOG Analyst Relations

speters@ilog.com

IBM IT Analyst Relations:

North America: analyst@us.ibm.com

IBM IT Analyst Relations site:  ibm.com/itanalyst

IBM Software Group - WebSphere

© 2008 IBM Corporation

The offers are not being made nor will any tender of shares or warrants be accepted from or on behalf of holders in any jurisdiction in which the making of the offers or the acceptance of any tender of shares or warrants therein would not be made in compliance with laws of such jurisdiction.

This presentation contains forward-looking statements.  These statements are not guarantees of future performance and are subject to inherent risks and uncertainties including with respect to the factors that may affect the completion of the acquisition.  Forward-
looking statements may be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may”, “will”, “expects”, “believes”, “anticipates”, “plans”, “intends”, “estimates”, “projects”, “forecasts”,
“seeks”, “could”, "should", or the negative of such terms, and other variations on such terms or comparable terminology.

Forward-looking statements include, but are not limited to, statements about the expected future business of ILOG resulting from and following the offers and the successful completion of the transaction.  These statements reflect IBM’s and ILOG’s managements’
current expectations, based upon information currently available to them and are subject to various assumptions, as well as risks and uncertainties that may be outside of their control.  Actual results could differ materially from those expressed or implied in such forward-looking statements.  Any such forward-looking statements speak only as of the date on which they are made and IBM and
ILOG shall be under no obligation to (and expressly disclaim any such obligation to) update or alter such forward-looking statements whether as a result of new information, future events or otherwise, except to the extent legally required.

The tender offers, which have not yet commenced, will be made for the outstanding shares and warrants of ILOG. This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any ILOG shares or warrants. The solicitation and the offer to buy the shares and warrants of ILOG will be made only pursuant to an offer to purchase and related materials that IBM and its subsidiary intend to file with the AMF (in particular the Note d'Information) and the SEC (on Schedule TO).
ILOG also intends to file with the AMF a Note en Réponse and with the SEC a solicitation/recommendation statement on Schedule
14D-9 with respect to the tender offer.

ILOG shareholders and warrant holders and other investors should read carefully the Tender Offer Statement on Schedule TO and the Note d'Information to be filed by IBM and the Schedule 14D-9 and the Note en Réponse to be filed by ILOG because these documents will contain important information, including the terms and conditions of the tender offer. ILOG shareholders and warrant holders and other investors will be able to obtain copies of these tender offer materials and any other documents filed with the AMF from the AMF's website (http://www.amf-france.org) or with the SEC from the SEC's website (http://www.sec.gov), in both cases without charge. Such materials filed by IBM and ILOG will also be available for free at IBM's web site (http://www.ibm.com), and at
ILOG's web site (http://www.ilog.com), respectively.

ILOG shareholders and warrants holders and other investors are urged to read carefully all tender offer materials prior to making any decisions with respect to the tender offers.

Q&A